Exhibit 99.1

PRESS RELEASE | July 27, 2023 | NASDAQ: PLL

PIEDMONT LITHIUM’S TENNESSEE PROJECT RECEIVES FINAL PERMIT
REQUIRED TO ADVANCE TO CONSTRUCTION
Tennessee Lithium to provide IRA-qualified lithium hydroxide to growing U.S. market

•	Piedmont now holds all the material permits required to commence project construction
•	Tennessee Lithium’s planned capacity of 30,000 tons per year would nearly triple current domestic production
•	Robust economics of recent DFS demonstrate positive impact of America’s pro-EV policies
•	Advisors retained to arrange strategic financing, customer offtake agreements, and project debt as the DOE grant process advances
•	Tennessee Lithium’s construction is targeted for 2024 with first production in 2026

BELMONT, North Carolina, July 27, 2023 – Piedmont Lithium (“Piedmont” or the “Company”) (Nasdaq: PLL; ASX: PLL), announced today that the Tennessee Department of Environment and Conservation issued a Conditional Major Non-Title V Construction and Air Permit (“Air Permit”) for the Company’s proposed Tennessee Lithium project in McMinn County, Tennessee. With receipt of the Air Permit for the planned 30,000 metric ton per year (“tpy”) lithium hydroxide manufacturing plant, Piedmont Lithium now holds all the material permits required to begin construction at Tennessee Lithium. The Air Permit issuance marks an important step in developing the approximately $800 million project, which will help significantly bolster the current U.S. lithium hydroxide production capacity of approximately 17,000 tpy.

Figure 1 – Engineering model of the 30,000 tpy Tennessee Lithium project

Piedmont Lithium President and Chief Executive Officer Keith Phillips applauded the successful work of the project team in advancing Tennessee Lithium toward becoming a world-class lithium manufacturer and key contributor to U.S. energy security. “Tennessee Lithium is uniquely positioned in America’s emerging Battery Belt to supply the domestic market with crucial, made-in-America lithium resources,” said Phillips. “Since announcing the selection of the site in McMinn County, Tennessee nearly one year ago, our team has been focused on permitting, engineering, and working with local officials to prepare this project to support the electric vehicle and battery manufacturing supply chain. As demand for lithium hydroxide continues to soar in the U.S., this conversion facility will be key in the domestic effort to reduce reliance on foreign nations for lithium processing.”

Piedmont Lithium previously announced robust project economics for Tennessee Lithium in a definitive feasibility study (“DFS”) released in April of this year. With a project net present value of $2.5 billion and internal rate of return of 32%, the DFS underscored the positive impact of America’s clean energy policies and the value of the Company’s hard-rock production strategy.

In October 2022, Tennessee Lithium was selected by the United States Department of Energy to receive a $141.7 million grant to support the construction of the project. The funding process related to the grant continues to progress as Piedmont Lithium and its advisors commence discussions with potential strategic partners for the balance of funding required for the project. Piedmont Lithium’s intent is to secure necessary funding from partners or lenders.

Plans to lease and renovate local office space are developing with the goal of supporting the revitalization efforts of downtown Etowah, Tennessee. Workforce development activities have also begun with local technical schools to develop key training programs and curricula for certain positions. Piedmont Lithium plans to hire 120 employees when Tennessee Lithium is operational. Hiring is expected to begin in H2 2023 and continue through 2026 to support construction and prepare for commercial production.

For further information, contact:

Erin Sanders	Christian Healy/Jeff Siegel
SVP, Corporate Communications &	Media Inquiries
Investor Relations	E: Christian@dlpr.com
T: +1 704 575 2549	E: Jeff@dlpr.com
E: esanders@piedmontlithium.com

About Piedmont Lithium
Piedmont Lithium (Nasdaq: PLL; ASX: PLL) is developing a world-class, multi-asset, integrated lithium business focused on enabling the transition to a net zero world and the creation of a clean energy economy in North America. Our goal is to become one of the largest lithium hydroxide producers in North America by processing spodumene concentrate produced from assets where we hold an economic interest. Our projects include our Carolina Lithium and Tennessee Lithium projects in the United States and partnerships in Quebec with Sayona Mining (ASX: SYA) and in Ghana with Atlantic Lithium (AIM: ALL; ASX: A11). These geographically diversified operations will enable us to play a pivotal role in supporting America’s move toward energy independence and the electrification of transportation and energy storage. For more information, follow us on Twitter @PiedmontLithium and visit www.piedmontlithium.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of or as described in securities legislation in the United States and Australia, including statements regarding exploration, development construction and production activities of Sayona Mining, Atlantic Lithium and Piedmont; current plans for Piedmont’s mineral and chemical processing projects; Piedmont’s potential acquisition of an ownership interest in Ewoyaa; and strategy. Such forward-looking statements involve substantial and known and unknown risks, uncertainties, and other risk factors, many of which are beyond our control, and which may cause actual timing of events, results, performance or achievements and other factors to be materially different from the future timing of events, results, performance, or achievements expressed or implied by the forward-looking statements. Such risk factors include, among others: (i) that Piedmont, Sayona Mining or Atlantic Lithium may be unable to commercially extract mineral deposits, (ii) that Piedmont’s, Sayona Mining’s or Atlantic Lithium’s properties may not contain expected reserves, (iii) risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing and operating mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), (iv) uncertainty about Piedmont’s ability to obtain required capital to execute its business plan, (v) Piedmont’s ability to hire and retain required personnel, (vi) changes in the market prices of lithium and lithium products, (vii) changes in technology or the development of substitute products, (viii) the uncertainties inherent in exploratory, developmental and production activities, including risks relating to permitting, zoning and regulatory delays related to our projects as well as the projects of our partners in Quebec and Ghana, (ix) uncertainties inherent in the estimation of lithium resources, (x) risks related to competition, (xi) risks related to the information, data and projections related to Sayona Mining or Atlantic Lithium, (xii) occurrences and outcomes of claims, litigation and regulatory actions, investigations and proceedings, (xiii) risks regarding our ability to achieve profitability, enter into and deliver product under supply agreements on favorable terms, our ability to obtain sufficient financing to develop and construct our projects, our ability to comply with governmental regulations and our ability to obtain necessary permits, and (xiv) other uncertainties and risk factors set out in filings made from time to time with the U.S. Securities and Exchange Commission (“SEC”) and the Australian Securities Exchange, including Piedmont’s most recent filings with the SEC. The forward-looking statements, projections and estimates are given only as of the date of this press release and actual events, results, performance and achievements could vary significantly from the forward-looking statements, projections and estimates presented in this press release. Readers are cautioned not to put undue reliance on forward-looking statements. Piedmont disclaims any intent or obligation to update publicly such forward-looking statements, projections, and estimates, whether as a result of new information, future events or otherwise. Additionally, Piedmont, except as required by applicable law, undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Piedmont, its financial or operating results or its securities.